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                                                                     Exhibit 23


                          CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of IMC Global Inc. for the registration of $117,500,000 of 11.250% Senior Notes due 2011 and to the incorporation by reference therein of: (1) our report, dated January 29, 2002, except for Note 16, as to which the date is February 27, 2002, with respect to the consolidated financial statements of IMC Global Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001; (2) our report, dated January 29, 2002, with respect to the financial statements of Phosphate Resource Partners Limited Partnership included in its Annual Report on Form 10-K for the year ended December 31, 2001; and (3) our report, dated January 29, 2002, with respect to the consolidated financial statements of IMC Phosphates Company included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP


Chicago, Illinois
February 21, 2003